EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting and Compensation Agreements with Advisors of CompScript, Inc. of our report dated August 23, 1996, with respect to the financial statements of CompScript, Inc. included in its Transition Report on Form 10-KSB dated October 11, 1996, filed with the Securities and Exchange Commission.

Ernst & Young LLP


West Palm Beach, Florida
October 30, 1996